EXHIBIT 10.27

SECURED PROMISSORY NOTE

755501

$13,300,000.00

January 19, 2007

1.

FOR VALUE RECEIVED, VMS NATIONAL PROPERTIES, an Illinois general partnership, as "Borrower" ("Borrower"), hereby promises to pay to the order of PRINCIPAL LIFE INSURANCE COMPANY, an Iowa corporation (as "Lender"), the principal sum of Thirteen Million Three Hundred Thousand and 00/100 Dollars ($13,300,000.00) or so much thereof as shall from time to time have been advanced, together with interest on the unpaid balance of said sum from January 19, 2007 (the "Closing Date"), at the rate of six and sixteen one-hundredths percent (6.16%) per annum.

A payment of interest from the Closing Date to and including January 31, 2007 shall be paid on the Closing Date calculated by multiplying the actual number of days elapsed in the period for which interest is being calculated by a daily rate based on the foregoing annual interest rate and a 360-day year.  Thereafter, interest shall be computed on the unpaid balance on the basis of a 360-day year composed of twelve 30-day months.  Beginning on March 1, 2007, interest shall be due and payable in installments of Sixty-eight Thousand Two Hundred Seventy-three and 33/100 Dollars ($68,273.33), with an installment in a like amount due and payable on the same day of each month thereafter, and except as otherwise provided in this Note, all remaining principal and interest to the date of payment and other indebtedness shall be due and payable on February 1, 2010 ("Call Date").  Lender shall have the right to declare this Note to be due and payable in full on the Call Date or to adjust the per annum interest rate on the Rate Adjustment Date to an interest rate established by Lender ("Adjusted Interest Rate") as herein provided (and apply an amortization schedule, if any, as herein provided).  In the event Lender elects to declare this Note to be due and payable, this Note shall become due and payable, in full, without a Make Whole Premium on the Call Date.  In the event Lender elects to adjust the interest rate, then on February 1, 2010 ("Rate Adjustment Date") the per annum interest rate shall be adjusted to the Adjusted Interest Rate and commencing on March 1, 2010, monthly installments of principal (if applicable) and interest shall be due and payable on the same day of each month thereafter, except that all remaining principal and interest to the date of payment shall be due and payable on February 1, 2012 or such earlier date resulting from acceleration of the Indebtedness by Lender ("Maturity Date").  Each installment shall be credited first upon interest then accrued and the remainder upon principal.  All principal and interest shall be paid in lawful money of the United States of America, by wire transfer of immediately available funds to Lender.  Any other monthly deposits or payments Borrower is required to make to Lender under the terms of the Loan Documents shall be made by the same payment method and on the same date as the installments of principal and interest due under this Note.

Lender shall notify Borrower in writing ("Lender's Election Notice") on or before November 1, 2009 of Lender's election to adjust the interest rate or of Lender's intention to declare this Note to be due and payable in full.  In the event Lender elects to adjust the interest rate, Lender's Election Notice will contain (i) the number of basis points ("Spread") and the United States Treasury Issue (which shall be the two (2) year United States Treasury Issue) that Lender anticipates it will use to establish the Adjusted Interest Rate and (ii) the amortization schedule Lender has elected to apply, if any.  The Spread shall be determined by Lender in its sole discretion based on Lender's evaluation of:  (i) the then current financial performance and projected risk of the Premises, which shall encompass various factors, including but not limited to contract debt service coverage, loan-to-value ratio, economic debt service coverage, occupancy, frequency of tenant rollover, financial strength and stability of tenants; (ii) the then current financial status of Borrower, which shall include but not be limited to creditworthiness, financial strength, percentage of liabilities to liquid assets, and annual net income; and (iii) the remaining term and current outstanding balance of the Note.

At any time and from time to time before the Adjusted Interest Rate is established, provided at least seven (7) days have elapsed since the previous Lender's Election Notice, Lender may establish a new Spread which Lender anticipates it will use to establish the Adjusted Interest Rate and notify Borrower of the same.  The Adjusted Interest Rate and amortization schedule, if any, must be established by mutual written agreement of Lender and Borrower by December 1, 2009 (the "Rate Set Deadline").  The Adjusted Interest Rate may only be established by mutual written agreement of Lender and Borrower and simultaneous payment by Borrower of Twelve Thousand Three Hundred and 00/100 Dollars ($12,300.00) ("Rate Adjustment Fee"). Notwithstanding anything contained herein to the contrary in the event:  (i) Lender notifies Borrower of its intention to declare this Note to be due and payable in full, (ii) Lender and Borrower are unable for any reason to mutually agree in writing on the Adjusted Interest Rate by the Rate Set Deadline; or (iii) Borrower fails to pay the Rate Adjustment Fee to Lender when due, this Note shall become due and payable in full, on the Call Date, without a Make Whole Premium, and all principal, interest accrued or to accrue to the date of prepayment at the rate in effect at the time of the initial Lender's Election Notice, and all other Indebtedness shall become immediately due and payable in full.  Notwithstanding any other provision herein, Lender shall not be obligated to adjust the interest rate if any default exists under this Note or the Loan Documents.

In the event Borrower accepts the Adjusted Interest Rate, then notwithstanding anything herein or in any of the Loan Documents to the contrary, Borrower shall have no right to prepay the Loan at par during the Open Period and any prepayment will be subject to a Make Whole Premium for the period ending on the Maturity Date calculated at the Adjusted Interest Rate.

In the event Borrower accepts the Adjusted Interest Rate, Borrower is required to provide Lender the following:

(i)

a new ALTA standard loan title policy for the Loan or an endorsement updating said title policy in the full amount of the in form and by an issuer satisfactory to Lender at the time of the rate adjustment unless (x) the outstanding balance of the

Loan at the time of the Call Date is equal to or less than $20,000,000.00, (y) no liens or encumbrances exist against the Premises except as previously approved by Lender in the Deed of Trust, and (z) no mortgages or deeds of trust exist against the Premises except for the Mortgage.  Borrower further agrees that the policy shall insure Lender's Deed of Trust, at the Adjusted Interest Rate to be a first and prior lien subject only to those exceptions which were previously approved by Lender and provide coverage against mechanic's liens;

(ii)

an amendment to the Note in form and substance satisfactory to Lender executed by Borrower evidencing the Adjusted Interest Rate and a representation that the Premises is free and clear of any liens, privileges, mortgages or encumbrances except as expressly permitted in the Deed of Trust;

(iii)

a usury opinion or endorsement to the title policy acceptable to Lender if Lender reasonably believes that the Adjusted Interest Rate is or may be usurious; and

(iv)

a title search acceptable to Lender and reimbursement for Lender's costs incurred in obtaining the same.

2.

No privilege is reserved by Borrower to prepay any principal of this Note prior to the Maturity Date, except on or after the date hereof, privilege is reserved, after giving thirty (30) days' prior written notice to Lender, to prepay in full, but not in part, all principal and interest to the date on which payment is made, along with all sums, amounts, advances, or charges due under any instrument or agreement by which this Note is secured, upon the payment of a "Make Whole Premium" if required by the schedule below, provided that Borrower simultaneously exercises its right to prepay the Other Note as provided for therein.  The Make Whole Premium shall be based on the following schedule:

(i)

if prepayment occurs prior to March 1, 2008 or after February 1, 2010 and prior to March 1, 2011, the Make Whole Premium shall be one-half percent (.50%) of the principal amount to be prepaid;

(ii)

provided no Event of Default exists, during the period beginning on or after March 1, 2008 to and including February 1, 2010 or on or after March 1, 2011 to and including February 1, 2012 (each collectively the "Open Period") no Make Whole Premium shall be payable.

3.

Borrower agrees that if Lender accelerates the whole or any part of the principal sum evidenced hereby after the occurrence of an Event of Default but prior to the Open Period, Borrower waives any right to prepay said principal sum in whole or in part without premium and agrees to pay, as yield maintenance protection and not as a penalty, the Make Whole Premium.

In the event any proceeds from a casualty or Taking of the Premises are applied to reduce the principal balance hereof, such reduction shall be made without a Make Whole Premium, provided no Event of Default then exists under the Loan Documents.

Borrower by adding its initials to the end of this paragraph, (A) expressly waives any rights it may have under California Civil Code Section 2954.10 to prepay this Note, in whole or in part, without penalty, upon acceleration of the Indebtedness and (B) acknowledges and agrees that Borrower has no right of prepayment of this Note, except as provided above; and that, if the maturity of this Note is accelerated by Lender, Borrower specifically agrees to pay as a prepayment premium, the applicable sum specified herein as the Make Whole Premium, specifically including but not limited to the case where the holder of this Note has accelerated the maturity of this note due to Borrower's default of any provision contained in 2(f) of the Deed of Trust.  By initialing this provision, Borrower hereby declares that Lender's agreement to make the Loan evidenced by this Note for the interest rate and for the term set forth in this Note constitutes adequate consideration, given individual weight by Borrower, for this waiver and agreement.

Initials: ________________    ________________

4.

If any payment of principal, interest, or other Indebtedness is not made when due, damages will be incurred by Lender, including additional expense in handling overdue payments, the amount of which is difficult and impractical to ascertain.  Borrower therefor agrees to pay, upon demand, the sum of four cents ($.04) for each one dollar ($1.00) of each said payment which becomes overdue ("Late Charge") as a reasonable estimate of the amount of said damages, subject, however, to the limitations contained in paragraph 6 hereof.

Notwithstanding anything hereinabove to the contrary, the Late Charge assessed on any amount due on the Maturity Date or the Call Date (if Lender declares this note due and payable as described hereinabove) but not then paid, whether or not by acceleration, shall not be four cents for each one dollar as described above, but shall instead be a sum equal to the interest which would have accrued on the principal balance then outstanding from the date the payment was due to the end of the month in which the Maturity Date or Call Date (if applicable) occurs.  Such Late Charge shall be in addition to interest otherwise accruing under this Note.

5.

If any Event of Default has occurred and is continuing under the Loan Documents, the entire principal balance of the Loan, interest then accrued, and Make Whole Premium, and all other Indebtedness whether or not otherwise then due, shall at the option of Lender, become immediately due and payable without demand or notice, and whether or not Lender has exercised said option, interest shall accrue on the entire principal balance, interest then accrued, Make Whole Premium and any other Indebtedness then due, at a rate equal to the Default Rate until fully paid.

6.

Notwithstanding anything herein or in any of the other Loan Documents to the contrary, no provision contained herein or therein which purports to obligate Borrower to pay any amount of interest or any fees, costs or expenses which are in excess of the maximum permitted by applicable law, shall be effective to the extent it calls for the payment of any interest or other amount in excess of such maximum.  All agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand for payment or acceleration of the maturity hereof or otherwise, shall the interest contracted for, charged or received by Lender exceed the maximum amount permissible under applicable law.  If, from any circumstance whatsoever, interest would otherwise be payable to Lender in excess of the maximum lawful amount, the interest payable to Lender shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance Lender shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall, at the option of Lender, be refunded to Borrower or be applied to the reduction of the principal hereof, without a Make Whole Premium and not to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal hereof such excess shall be refunded to Borrower.  This paragraph shall control all agreements between Borrower and Lender.

7.

Borrower and any endorsers or guarantors waive presentment, protest and demand, notice of protest, demand and dishonor and nonpayment, and agree the Maturity Date of this Note or any installment may be extended without affecting any liability hereunder, and further promise to pay all reasonable costs and expenses, including but not limited to, reasonable attorney's fees incurred by Lender in connection with any default or in any proceeding to interpret and/or enforce any provision of the Loan Documents.  No release of Borrower from liability hereunder shall release any other maker, endorser or guarantor hereof.

8.

This Note is secured by the Loan Documents creating among other things legal and valid encumbrances on and an assignment of all of Borrower's interest in any Leases of the Premises located in the county of Los Angeles, State of California.  Capitalized terms used herein and not otherwise defined shall have those meanings given to them in the Loan Documents.  In no event shall such documents be construed inconsistently with the terms of this Note, and in the event of any discrepancy between any such documents and this Note, the terms hereof shall govern.  The proceeds of this Note are to be used for business, commercial, investment or other similar purposes, and no portion thereof will be used for any personal, family or household use.  This Note shall be governed by and construed in accordance with the laws of the State where the Premises is located, without regard to its conflict of law principles.

9.

Notwithstanding any provision to the contrary in this Note or the Loan Documents and except as otherwise provided for below, the liability of Borrower under the Loan Documents shall be limited to the interest of Borrower in the Premises and the Rents.  In the event of foreclosure of the liens evidenced by the Loan Documents, no judgment for any deficiency upon the Indebtedness evidenced by the Loan Documents shall be sought or obtained by Lender against Borrower.  Nothing herein shall in any manner limit or impair (i) the lien or enforcement of the Loan Documents pursuant to the terms thereof or (ii) the obligations of any indemnitor or guarantor, if any.

Notwithstanding any provision hereinabove to the contrary, Borrower shall be personally liable to Lender for:

(a)

any loss or damage to Lender arising from (i) the sale or forfeiture of the Premises resulting from Borrower's failure to pay any of the taxes, assessments or charges specified in the Loan Documents or (ii) Borrower's failure to insure the Premises in compliance with the provisions of the Loan Documents;

(b)

any event or circumstance for which Borrower indemnifies Lender under the Environmental Indemnity;

(c)

nonpayment of taxes, assessments, insurance premiums and utilities for the Premises and any penalty or late charge associated with nonpayment thereof prior to the Sale (as defined below) of the Premises;

(d)

any loss or damage to the Premises as a result of waste, gross negligence or willful misconduct by Borrower;

(e)

intentionally deleted;

Borrower's personal liability for items specified in (c) and (d) above shall be limited to the amount of rents, issues, proceeds and profits from the Premises ("Rents and Profits") received by Borrower for the twenty-four (24) months preceding an Event of Default and thereafter; but less any such Rents and Profits applied to (A) payment of principal, interest and other charges when due under the Loan Documents, or (B) payment of expenses for the operation, maintenance, taxes, assessments, utility charges and insurance of the Premises including sufficient reserves for the same or replacements or renewals thereof ("Operation Expense(s)") provided that (x) Borrower has furnished Lender with evidence reasonably satisfactory to Lender of the Operation Expenses and payment thereof, and (y) any payments to parties related to Borrower shall be considered an Operation Expense only to the extent that the amount expended for the Operation Expense does not exceed the then current market rate for such Operation Expense.

(f)

misapplication or misappropriation of rents in violation of the Loan Documents;

(g)

any security deposits of tenants not otherwise applied in accordance with the terms of the Lease(s), together with any interest on such security deposits required by law or the leases, not turned over to Lender upon conveyance of the Premises to Lender pursuant to foreclosure or power of sale or by a deed acceptable to Lender in form and content;

(h)

any loss or damage to Lender arising from the misapplication or misappropriation of tax reserve accounts, tenant improvement reserve accounts, security deposits, prepaid rents or other similar sums paid to or held by Borrower or any other entity or person in connection with Borrower’s operation of the Premises;

(i)

any insurance or condemnation proceeds or other similar funds or payments applied by Borrower in a manner other than as expressly provided in the Loan Documents;

(j)

any loss or damage to Lender arising from any fraud or willful misrepresentation by or on behalf of Borrower, Interest Owner or any guarantor regarding the Premises, the making or delivery of any of the Loan Documents or in any materials or information provided by or on behalf of Borrower, Interest Owner or guarantor, if any, in connection with the Loan; and

(k)

any loss or damage to Lender arising from the loss of Lender’s perfection or priority of its security interest in personal property or fixtures covered under any UCC financing statement due to borrower’s failure to notify Lender as provided for in paragraph 1(h) of the Mortgage.

Notwithstanding anything contained in paragraphs 9(a)(i) and 9(c) hereinabove as it relates solely to taxes, assessments and insurance premiums, to the extent Lender is impounding for taxes, assessments and insurance premiums in accordance with the Loan Documents and Borrower has fully complied with all terms and conditions of the Loan Documents relating to impounding for the same, then Borrower shall not be personally liable for Lender's failure to apply any of said impound amounts held by Lender in accordance with the Loan Documents.

Notwithstanding anything to the contrary in the Loan Documents, the limitation on liability contained in the first paragraph of this paragraph 9 SHALL BECOME NULL AND VOID and shall be of no further force and effect in the event:

(y)

of any breach or violation of paragraph 2(f) (due on sale or encumbrance) of the Mortgage, other than (i) the filing of a nonmaterial mechanic's lien affecting the Premises or a mechanic's lien affecting the Premises for which Borrower has complied with the provisions of paragraph 1(e) of the Mortgage, or (ii) the granting of any utility or other nonmaterial easement or servitude burdening the Premises, or (iii) any transfer or encumbrance of a nonmaterial economic interest in the Premises not otherwise set forth in (i) or (ii), or (iv) an immaterial breach or violation of the Property Transfer Requirements, Ownership Transfer Requirements, Specific Transfer Requirements I-V or the Mezzanine Financing Requirements; or

(z)

of any filing by Borrower of a petition in bankruptcy or insolvency or a petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Bankruptcy laws of the United States or under any other applicable federal, state or other statute or law.

10.

If more than one, all obligations and agreements of Borrower are joint and several.

11.

This Note may not be changed or terminated orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.  All of the rights, privileges and obligations hereunder shall inure to the benefit of the heirs, successors and assigns of Lender and shall bind the heirs and permitted successors and assigns of Borrower.

12.

If any provision of this Note shall, for any reason, be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Note shall be construed as if such invalid or unenforceable provision had never been contained herein.

13.

This Note may be executed in counterparts, each of which shall be deemed an original; and such counterparts when taken together shall constitute but one agreement.

14.

This provision does not represent a commitment by Lender to lend additional dollars (the "Additional Advance") to Borrower, as Lender is under no obligation to make an Additional Advance. Borrower may request Lender to fund to Borrower an additional advance of principal ("Request for Advance"), provided the requested Additional Advance, in combination with the original Loan, meet certain "Minimum Economic Criteria" (set forth below).

If Lender does choose to make an Additional Advance, the following conditions precedent must be satisfied:

The "Minimum Economic Criteria" are:

(a)

The combined outstanding Indebtedness on the original Loan and the Additional Advance does not exceed seventy-seven percent (77%) of the appraised value of the Premises as established by an appraisal of the Premises prepared by an MAI appraiser approved by Lender and in form and substance acceptable to Lender, said appraisal at Borrower's cost;

(b)

Debt service of coverage of 1.20 times the annual debt service on the combined outstanding Indebtedness on the original Loan and the Additional Advance, as determined by Lender.  The debt service coverage shall be the annual net operating income divided by the total annual installment payments due under the combined outstanding Indebtedness on the original Loan and the Additional Advance, including accrued or capitalized interest.  Only net operating income from approved executed Leases in effect on the Premises with no uncured defaults shall be used in Lender's determination of the foregoing.  Borrower shall provide a certified rent roll with its Request for Advance; and

(c)

At the time of the Request for Advance, at least twelve (12) months must remain in the Loan term.

Provided no Event of Default exists under the Loan Documents, if Lender determines that the Minimum Economic Criteria are satisfied, Lender may notify Borrower in writing ("Lender's Notice") of the number of basis points ("Spread") and the United States Treasury Issue ("Treasury Issue") that Lender will use to establish the interest rate applicable to the Additional Advance ("AA Interest Rate").  The Spread shall be determined by the Lender, in its sole discretion.

At any time and from time to time before the date that the AA Interest Rate is agreed to, provided at least seven (7) days have elapsed since the previous Lender's Notice, Lender may establish a new Spread which Lender anticipates it will use to establish the AA Interest Rate and notify Borrower of the same.  The AA Interest Rate must be established by the date which is 30 days following the date of the initial Lender's Notice (the "AA Rate Set Deadline").  The AA Interest Rate may only be established on a date mutually agreed to by Lender and Borrower. If Borrower fails to respond to the most current Lender's Notice in writing by the AA Rate Set Deadline, all of the Lender's Notices shall be deemed rejected.  If Borrower rejects the terms set forth in the Lender's Notice, Borrower shall then have the right to obtain Mezzanine Financing on the terms set forth in the Mortgage.  If Borrower accepts the terms set forth in Lender's Notice, Lender shall agree to fund the Additional Advance, provided the following closing conditions ("Closing Conditions") are met:

(a)

Borrower's execution, delivery, acknowledgement and recordation, as applicable, of acceptable documentation evidencing and securing the Additional Advance including, but not limited to, additional note(s), revised and/or replacement loan modification agreements, indemnification agreements, escrow security or property reserve agreements, security instruments, financing statements, UCCs, new or revised letters of credit and/or guarantees in form and substance satisfactory to Lender;

(b)

Receipt of either (at Lender's discretion) a new ALTA standard loan policy or an endorsement updating the Lender's existing loan policy in the full amount of the Loan (as increased by the Additional Advance), in form and by an issuer satisfactory to Lender, and which insures the Mortgage to be a first and prior lien subject only to those exceptions which were previously approved by Lender and provides coverage against usury and mechanic's liens (an acceptable usury opinion can be substituted for the usury coverage);

(c)

Compliance with Lender's then current underwriting and closing due diligence requirements.

(d)

Receipt of acceptable third party reports addressing property physical and environmental condition, upon request of Lender, prepared by consultants acceptable to Lender;

(e)

Payment by Borrower of all third party expenses incurred, including but not limited to outside counsel fees and costs;

(f)

Payment of Borrower of an "Additional Advance Fee" equal to .5% of the amount of the Additional Advance.  The Additional Advance Fee is non-refundable and is due upon Borrower's acceptance of the terms set forth in the Lender's Notice.

In the event (i) Lender does not choose to make the Additional Advance; (ii) Borrower rejects the terms set forth in the Lender's Notice, or (iii) Borrower is unable to satisfy the Closing Conditions, Borrower shall have the ability to obtain Mezzanine Financing as more particularly described in paragraph 2(f) of the Mortgage.

(Signatures on next page)

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered as of the date first set forth above.

VMS NATIONAL PROPERTIES, an Illinois general partnership

By:

VMS NATIONAL RESIDENTIAL PORTFOLIO I, an Illinois limited partnership

By:

MAERIL, INC., a Delaware

                        corporation, its general partner

       By: /s/Patti K. Fielding

       Name:  Patti K. Fielding

                Title:  Executive Vice President

                           and Treasurer

By:

VMS NATIONAL RESIDENTIAL PORTFOLIO II, an Illinois limited partnership

By:

MAERIL, INC., a Delaware

                        corporation, its general partner

       By: /s/Patti K. Fielding

       Name:  Patti K. Fielding

                Title:  Executive Vice President

                           and Treasurer